As filed with the Securities and Exchange Commission on May 23, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 22, 2018

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

B&G Foods’ annual meeting of stockholders was held on May 22, 2018.  The matters voted upon and the results of the voting were as follows:

Proposal No. 1:    The stockholders elected nine directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Votes
DeAnn L. Brunts	43,017,452	606,684	235,496	18,132,764
Robert C. Cantwell	42,840,766	781,597	237,269	18,132,764
Charles F. Marcy	43,037,284	580,270	242,078	18,132,764
Robert D. Mills	43,074,093	545,252	240,287	18,132,764
Dennis M. Mullen	42,658,820	968,076	232,736	18,132,764
Cheryl M. Palmer	42,991,108	639,725	228,799	18,132,764
Alfred Poe	42,571,278	1,050,050	238,304	18,132,764
Steven C. Sherrill	42,555,258	1,062,386	241,988	18,132,764
David L. Wenner	42,816,877	819,654	223,101	18,132,764

Proposal No. 2:  The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2018 annual meeting proxy statement.

For	Against	Abstain	Broker Non-Votes
41,639,687	1,891,227	328,718	18,132,764

Proposal No. 3:  The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2018 (fiscal 2018).

For	Against	Abstain	Broker Non-Votes
60,821,861	880,765	289,770	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 23, 2018	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary